Exhibit 3.168

AUG 10, 1992	ARTICLES OF INCORPORATION

OF

HARRAH’S CASINO HOTEL MANAGEMENT CORPORATION

No. 8574-92

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned do hereby associate themselves into a corporation, under and by virtue of the Nevada Revised Statutes, Title 7, Chapter 78, as amended, and do hereby certify and adopt the following Articles of Incorporation:

ARTICLE I

The name of the corporation is Harrah’s Casino Hotel Management Corporation.

ARTICLE II

The name and address of the Resident Agent and the address of the Registered Office is as follows:

Patricia Becker 206 North Virginia Street P.O. Box 10 Reno, Nevada 89501

ARTICLE III

The amount of authorized capital stock of this corporation is 100 shares with no par value.

ARTICLE IV

Members of the governing board shall be known as “Directors”, and the number thereof shall be not less than one (1) nor more than ten (10), the exact number to be fixed by a Resolution of the Board of Directors of the corporation, provided that the number so fixed by the Directors may be increased or decreased from time to time.

ARTICLE V

The names and addresses of the first Board of Directors of the corporation, which are three (3), are as follows:

Stephen J. Greathouse 3475 Las Vegas Boulevard South Las Vegas, Nevada 89109 Patricia Becker P.O. Box 10 Reno, Nevada 89504 Philip G. Satre 1023 Cherry Road Memphis, Tennessee 38117

ARTICLE VI

The name and address of the incorporator signing these Articles of Incorporation is as follows:

Patricia Becker P.O. Box 10 Reno, Nevada 89501

IN WITNESS WHEREOF, I have hereunto set my hand and executed these Articles of Incorporation this 7th day of August 1992.

/s/ Patricia Becker
Patricia Becker

[STAMP]

STATE OF NEVADA	}
} ss.
COUNTY OF WASHOE	}

On this 7th day of August 1992, personally appeared before me, a Notary Public, Patricia Becker, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that she executed the instrument.

[STAMP]	/s/ Gayle L. Larocque
Notary Public

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION OF

HARRAH’S CASINO HOTEL MANAGEMENT CORPORATION

Patricia Becker, certify that:

1.	I constitute the original sole incorporator of Harrah’s Casino Hotel Management Corporation.

2.	The original Articles were filed in the Office of the Secretary of State on August 10, 1992.

3.	As of the date of this certificate, no stock of the corporation has been issued.

4.	I hereby adopt the following amendments to the Articles of Incorporation of this Corporation.

ARTICLE I is amended to read as follows:

The name of the Corporation is Harrah’s Tunica Corporation.

ARTICLE V is amended to read as follows:

The names and addresses of the first Board of Directors of the Corporation, which are three (3), are as follows:

Patricia Becker	Michael D. Rose
P.O. Box 10	1023 Cherry Road
Reno, Nevada 89504	Memphis, Tennessee 38117

Philip G. Satre
1023 Cherry Road
Memphis, Tennessee 38117

/s/ Patricia Becker
Patricia Becker

STATE OF NEVADA	}
} ss.
COUNTY OF WASHOE	}

On this 27 day of October, 1992, personally appeared before me, a Notary Public, Patricia Becker, personally known (or proved) to to me be the person whose name is subscribed to the above instrument who acknowledged that she executed the instruments.

[STAMP]	/s/ Patricia A. Thomas
Notary Public

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

HARRAH’S TUNICA CORPORATION

We, the undersigned, Philip O. Satre and Laurance B. Lacaff of Harrah’s of Tunica Corporation

                                                           President                  Secretary                         Name of Corporation

do hereby certify:

That the Board of Directors of said corporation by unanimous written consent on the 11th day of November, 1993, adopted a resolution to amend the original articles as follows:

Article 1 is hereby amended to read as follows:

“The name of the corporation is Harrah’s Tunica Casino Corporation”.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 100; the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Philip O. Satre
President

/s/ Laurance B. Lacaff
Secretary

State of Tennessee	)
)
County of Shelby	)

On November 18, 1993, personally appeared before me a Notary Public, Philip O. Satre and Laurance B. Lacaff

(Names of persons appearing and signing document) who acknowledged that they executed the above document.

/s/ ILLEGIBLE
Signature of Notary

(Notary Stamp or Seal)

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

HARRAH’S TUNICA CASINO CORPORATION

Name of Corporation

We, the undersigned, Philip G. Satre and LAURANCE B. LACAFF OF HARRAH’S TUNICA CASINO CORPORATION

                                         President                        Secretary                                     Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 7th day of February 1994, adopted a resolution to amend the original articles as follows:

Article 1 is hereby amended to read as follows:

The name of the corporation is HARRAH’S TUNICA CORPORATION.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 100; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Philip G. Satre
Philip G. Satre
President

/s/ Laurance B. Lacaff
Laurance B. Lacaff
Secretary